“Exhibit 8”

LIST OF SIGNIFICANT SUBSIDIARIES

As at 30 June 2006, the significant subsidiaries of Telecom Corporation of New Zealand Limited and their country of incorporation were:

Subsidiary	Country of Incorporation

AAPT Limited	Australia

TCNZ Australia Investments Pty Limited	Australia

TCNZ Australia Pty Limited	Australia

TCNZ (Bermuda) Limited	Bermuda

TCNZ Equities	New Zealand

TCNZ Finance Limited	New Zealand

TCNZ Financial Services Limited	New Zealand

TCNZ (UK) Investments Limited	United Kingdom

TCNZ (United Kingdom) Securities Limited	United Kingdom

Teleco Insurance Limited	Bermuda

Teleco Insurance Investments Limited	Bermuda

Telecom Directories Limited*	New Zealand

Telecom Directories Holdings Limited	New Zealand

Telecom Enterprises Limited	New Zealand

Telecom Europe APS	Denmark

Telecom Europe Holdings APS	Denmark

Telecom Europe 3G APS	Denmark

Telecom Investments Limited	New Zealand

Telecom IP Limited	New Zealand

Telecom Leasing Limited	New Zealand

Telecom Mobile Leasing No.1 Limited	New Zealand

Telecom Mobile Leasing No.2 Limited	New Zealand

Telecom Mobile Limited	New Zealand

Telecom New Zealand Limited	New Zealand

Telecom Pacific Limited	New Zealand

Telecom Purchasing Limited	New Zealand

Telecom Southern Cross Limited	New Zealand

Telecom US Leasing Limited	New Zealand

Telecom US Leasing No.2 Limited	New Zealand

Xtra Limited	New Zealand

All subsidiaries listed above are 100% owned.

*	This company’s name was changed to Yellow Pages Group Limited subsequent to 30 June 2006.